Exhibit 99.3

Designated Filer:	WP Antero TopCo, Inc.
Issuer & Ticker Symbol:	Laredo Petroleum, Inc. [LPI]
Date of Event Requiring Statement:	March 26, 2015

Joint Filers’ Signatures

WP ANTERO TOPCO, INC.

By: Warburg Pincus Private Equity X, L.P., its Sole Shareholder

By: Warburg Pincus X, L.P., its General Partner

By: Warburg Pincus X GP L.P., its General Partner

By: WPP GP LLC, its General Partner

By: Warburg Pincus Partners, L.P., its Managing Member

By: Warburg Pincus Partners GP LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss	Date:	March 26, 2015
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By: Warburg Pincus X, L.P., its General Partner

By: Warburg Pincus X GP L.P., its General Partner

By: WPP GP LLC, its General Partner

By: Warburg Pincus Partners, L.P., its Managing Member

By: Warburg Pincus Partners GP LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss	Date:	March 26, 2015
Name: Robert B. Knauss
Title: Partner